Exhibit 99.1

APi Group Reports Fourth Quarter and Full Year 2021 Financial Results

-Reported net revenues increased by 26% and 10% in the fourth quarter and full year, respectively-

-Net revenues increased on an organic basis by 27% in the fourth quarter, excluding Industrial Services-

-Net revenues increased on an organic basis by 16% in the full year, excluding Industrial Services-

-Reported gross margin expansion of 219 and 276 basis points in the fourth quarter and full year, respectively-

New Brighton, Minnesota – March 1, 2022 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three months and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights:

•
Reported net revenues increased by 26.1% or $230 million to $1.1 billion compared to $882 million in the prior year period, driven by strong growth in Safety and Specialty Services and revenue from acquisitions completed in the prior twelve months in Safety Services, partially offset by the anticipated decline in Industrial Services
•
Adjusted net revenues increased by 27.2% or $238 million to $1.1 billion, compared to $874 million in the prior year period, driven by strong growth in Safety and Specialty Services and revenue from acquisitions completed in the prior twelve months in Safety Services, partially offset by the anticipated decline in Industrial Services
•
Net revenues increased on an organic basis by 27.4% compared to the prior year period, excluding Industrial Services
•
Reported gross margin was 24.6%, representing a 219 basis point increase compared to prior year period reported gross margin of 22.4%, driven by a decrease in amortization expense, growth in the higher margin Safety Services segment and an increase in inspection and service revenue, partially offset by expected supply chain disruptions and inflation causing downward pressure on margins
•
Adjusted gross margin was 24.6%, compared to prior year period adjusted gross margin of 25.1%, driven by expected supply chain disruptions and inflation causing downward pressure on margins, partially offset by growth in the higher margin Safety Services segment and an increase in inspection and service revenue
•
Reported net income was $15 million, representing a $37 million increase from prior year period reported net loss of $22 million
•
Adjusted net income was $66 million and adjusted diluted EPS was $0.29, representing a $0.04 decline from prior year period due to the increased number of shares outstanding to 229 million from 180 million in the prior year period
•
Adjusted EBITDA was $115 million with an adjusted EBITDA margin of 10.3%, compared to prior year period adjusted EBITDA margin of 11.8%, driven by growth in the higher margin Safety Services segment and an increase in inspection and service revenue, offset by supply chain disruptions and inflation causing downward pressure on margins and less contribution from joint ventures in Specialty Services than the prior year period

Full Year 2021 Highlights:

•
Reported net revenues increased by 9.8% or $353 million to $3.9 billion compared to $3.6 billion in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services, revenue from acquisitions completed in the prior twelve months in Safety Services and an increase in inspection and service revenue across all three segments, partially offset by the divestiture of two businesses in Industrial Services and the delay and suspension of certain projects in Industrial Services
•
Adjusted net revenues increased by 12.7% or $444 million to $3.9 billion, compared to $3.5 billion in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services, revenue from acquisitions completed in the prior twelve months in Safety Services and an increase in inspection and service revenue across all three segments, partially offset by the delay and suspension of certain projects in Industrial Services
•
Net revenues increased on an organic basis by 16.1% compared to the prior year period, excluding Industrial Services
•
Reported gross margin was 23.8%, representing a 276 basis point increase compared to prior year period reported gross margin of 21.1%, driven by a decrease in amortization expense, growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, partially offset by supply chain disruptions and inflation causing downward pressure on margins
•
Adjusted gross margin was 24.0%, representing a 30 basis point increase compared to prior year period adjusted gross margin of 23.7%, driven by growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, partially offset by supply chain disruptions and inflation causing downward pressure on margins
•
Reported net income was $47 million, representing a $200 million increase from prior year period reported net loss of $153 million, primarily due to the impairment charge of $197 million recorded in the prior year period
•
Adjusted net income was $218 million and adjusted diluted EPS was $1.03, representing a $0.10 decline from prior year period primarily due to the increased number of shares outstanding to 211 million from 176 million in the prior year period
•
Adjusted EBITDA was $407 million with an adjusted EBITDA margin of 10.3%, representing a 57 basis point decline compared to prior year period adjusted EBITDA margin of 10.9%, driven by growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, offset by supply chain disruptions and inflation causing downward pressure on margins and less contribution from joint ventures in Specialty Services than the prior year period

Russ Becker, APi’s President and Chief Executive Officer stated: “As discussed at the investor conferences last week in Miami, 2021 was a watershed year in the development of APi. Despite the many macro headwinds, I am proud of our team and how we achieved our stated strategic goals amidst ongoing supply chain disruptions, inflationary pressures and COVID-19 impacts.

I continue to be energized by the host of opportunities in front of us. As we look ahead to 2022, our record backlog continues to build and provides us with a solid foundation for organic growth. Underlying demand in our key end markets such as data centers, fulfillment and distribution centers, healthcare and high-tech remains robust. While our business is not immune to macro marketplace disruptions related to supply chain disruptions and inflationary cost pressures, we believe we have more tools to mitigate these issues than our competitors. The acquisition of Chubb has enhanced our overall competitive position and our protective moat around the business. Our average project size in our largest segment, Safety Services, is now approximately $5,000 and the average duration of our projects is very short, which we believe will allow us to reasonably control inflationary variables and manage our supply chain. We believe these are competitive advantages as they allow us to stay focused on real-time pricing and operational efficiency to ensure true costs are reflected in the services we provide.

We begin 2022 focused on delivering our three-year plan of continued healthy top-line growth in line with our average historical trend of 6 – 7%, as we focus on driving our adjusted EBITDA margin to 13%+ by 2025. We expect to accomplish this while delivering on an average adjusted free cash flow conversion of approximately 80% over the coming three years and using the cash generated to reduce debt on average by one turn annually to return to our targeted long-term net debt to adjusted EBITDA ratio of 2.0x – 2.5x.”

APi Co-Chair James E. Lillie added: “APi’s execution against its goals despite supply chain disruptions, inflationary pressures, and COVID-19 related disruptions speaks to the strength of the Company’s recurring revenue services-focused business model, the discipline of the organization and its leadership team as we continue our focus on shareholder value creation.

We entered 2022 with positive momentum on many fronts. Notably, the Chubb acquisition meets our previously stated, key strategic investment criteria. Chubb has a history of strong free cash flow generation, they are leaders in their niche markets and they have an experienced leadership team. The acquisition significantly expands our geographical reach from 200+ locations to 500+ locations and strengthens our protective moat through greater statutorily-required, recurring revenue with 50%+ of our revenue now coming from service-related activities. As we begin the process of integrating Chubb, we are simultaneously investing in the growth of its platform and generating synergies across our combined platform. To help drive value and deliver on our commitments, we have enhanced our team with new global leaders adding depth to our bench, as we plan for the future together as one team united by market-leading brands across the globe.

We are focused on making the right choices for the long-term health of the business, being opportunistic on M&A and remaining focused on creating sustainable shareholder value. Following the closing of the Chubb acquisition, our net debt to adjusted EBITDA ratio was approximately 3.9x and our revenue backlog remained at a record high level. Both of these metrics are great indicators of the positive momentum in the business. We have a healthy balance sheet and strong organic revenue prospects for the year ahead.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Tuesday, March 1, 2022. Participants on the call will include Russ Becker, President and Chief Executive Officer; Kevin Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 866-342-8591 or 203-518-9713 and provide Conference ID 2003217. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3572271/62D830326A8BC325528EF24622A516E3

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-723-0394 or 402-220-2649 or via the webcast link above.

About APi:

APi is a global, market-leading business services provider of safety and specialty services in over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies; (ii) the Company’s future financial performance including revenue and adjusted EBITDA margin growth and cash flow conversion (iii) the impact of the Company’s backlog and continued demand on future results; (iv) the expected benefits of the acquisition of the Chubb fire and security business, including enhancement of the Company’s competitive position, the global expansion of the Company’s business, and the long-term opportunities for and anticipated synergies of the combined platform; and (v) the Company’s ability to successfully manage supply chain disruptions and inflationary cost pressures through its cost focused culture and business strategies and lower project size and durations. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the inability of the Company to successfully or timely consummate the acquisition of the Chubb fire and security business; (iii) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (vi) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that adjusted net revenues, adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations. The Company no longer adjusts gross profit, selling, general, and administrative expense and net income for depreciation remeasurements associated with acquisitions. The prior comparative periods have been recast to reflect the updated presentation.

•

Adjusted net revenues is defined as net revenues excluding the impact and results of businesses classified as assets held-for-sale and businesses divested. The Company’s management believes that this measure is useful as a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of businesses classified as assets held-for-sale and businesses divested, which more meaningfully reflects the Company’s core ongoing operations and performance. The Company uses adjusted net revenues to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.

•

The Company also presents organic changes in net revenues on a consolidated basis, segment specific basis, or on a consolidated basis excluding certain segments, to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures). The remainder is divided by the prior year net revenues, excluding the impacts of material acquisitions and completed divestitures. This press release also includes net revenues excluding Industrial Services on an organic basis in order to provide a more complete understanding for investors of the financial results of our two most significant segments for which organic growth is a key metric.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by adjusted net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted net revenues and adjusted EBITDA guidance to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net revenues	$1,112	$882	$3,940	$3,587
Cost of revenues	838	684	3,001	2,831
Gross profit	274	198	939	756
Selling, general and administrative expenses	224	219	803	725
Impairment of goodwill	-	-	-	197
Operating income (loss)	50	(21)	136	(166)
Interest expense, net	17	11	60	52
Loss on extinguishment of debt	-	-	9	-
Investment income and other, net	-	(14)	(12)	(34)
Other expense (income), net	17	(3)	57	18
Income (loss) before income taxes	33	(18)	79	(184)
Income tax provision (benefit)	18	4	32	(31)
Net income (loss)	$15	$(22)	$47	$(153)
Net income (loss) attributable to common shareholders:
Accrued stock dividend on Series A Preferred Shares	(184)	(222)	(184)	(222)
Net loss attributable to common shares	$(169)	$(244)	$(137)	$(375)
Net income (loss) per common share
Basic	$(0.75)	$(1.44)	$(0.67)	$(2.21)
Diluted	(0.75)	(1.44)	(0.67)	(2.21)
Weighted average shares outstanding
Basic	225	169	206	169
Diluted	225	169	206	169

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,188	$515
Restricted cash	302	-
Accounts receivable, net	767	639
Inventories	69	64
Contract assets	217	142
Prepaid expenses and other current assets	83	77
Total current assets	2,626	1,437
Property and equipment, net	326	355
Operating lease right of use assets	101	107
Goodwill	1,106	1,082
Intangible assets, net	882	965
Deferred tax assets	73	89
Other assets	45	30
Total assets	$5,159	$4,065
Liabilities and Shareholders' Equity
Current liabilities:
Short-term and current portion of long-term debt	$1	$18
Accounts payable	236	150
Accrued liabilities	360	356
Deferred consideration	-	67
Contract liabilities	243	219
Operating and finance leases	27	31
Total current liabilities	867	841
Long-term debt, less current portion	1,766	1,397
Deferred tax liabilities	43	45
Operating and finance leases	79	96
Other noncurrent liabilities	81	128
Total liabilities	2,836	2,507
Total shareholders' equity	2,323	1,558
Total liabilities and shareholders' equity	$5,159	$4,065

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$47	$(153)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	202	263
Impairment of goodwill	-	197
Deferred taxes	6	(74)
Share-based compensation expense	12	5
Profit-sharing expense	15	14
Non-cash lease expense	31	30
Loss on extinguishment of debt	9	-
Other, net	7	-
Changes in operating assets and liabilities, net of effects of business acquisitions	(147)	214
Net cash provided by operating activities	182	496
Cash flows from investing activities:
Acquisitions, net of cash acquired	(86)	(319)
Purchases of property and equipment	(55)	(38)
Proceeds from sales of property, equipment, held for sale assets, and businesses	20	17
Net cash used in investing activities	(121)	(340)
Cash flows from financing activities:
Proceeds from long-term borrowings	650	250
Payments on long-term borrowings	(321)	(21)
Repurchase of common shares	-	(30)
Payments of acquisition-related consideration	(74)	(93)
Deferred financing costs paid	(11)	(8)
Proceeds from share issuance and warrant exercises	676	3
Restricted shares tendered for taxes	(3)	(2)
Net cash provided by financing activities	917	99
Effect of foreign currency exchange rate on cash and cash equivalents	(2)	4
Net increase in cash and cash equivalents	976	259
Cash, cash equivalents, and restricted cash, beginning of period	515	256
Cash, cash equivalents, and restricted cash, end of period	$1,491	$515

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Net revenues and adjusted net revenues (non-GAAP)
Organic change in net revenues (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted net revenues

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Net revenues (as reported)		$1,112	$882	$3,940	$3,587
Adjustments to reconcile net revenues to adjusted net revenues:
Divested businesses	(a)	-	(8)	-	(91)
Adjusted net revenues		$1,112	$874	$3,940	$3,496

Organic change in net revenues

For the Three Months Ended December 31, 2021
Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (b)	translation (c)	net revenues (d)
Safety Services	29.3%	6.1%	0.2%	23.0%
Specialty Services	36.6%	-	-	36.6%
Industrial Services	(14.7) %	(7.8) %	-	(6.9) %
Consolidated	26.1%	2.0%	0.1%	24.0%

Consolidated, excluding Industrial Services	31.0%	3.5%	0.1%	27.4%
.
For the Year Ended December 31, 2021
Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (b)	translation (c)	net revenues (d)
Safety Services	26.9%	8.6%	0.7%	17.6%
Specialty Services	18.0%	-	-	18.0%
Industrial Services	(50.8) %	(9.5) %	0.4%	(41.7) %
Consolidated	9.8%	1.1%	0.4%	8.3%

Consolidated, excluding Industrial Services	21.1%	4.6%	0.4%	16.1%

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)
Adjustments to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of December 31, 2021.
(c)
Represents the effect of foreign currency on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).
(d)
Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted gross profit

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Gross profit (as reported)		$274	$198	$939	$756
Adjustments to reconcile gross profit to adjusted gross profit:
Divested businesses	(a)	-	(1)	-	(2)
Backlog amortization	(b)	-	18	5	69
Inventory step-up	(c)	-	4	-	4
Adjusted gross profit		$274	$219	$944	$827

Adjusted net revenues	(d)	$1,112	$874	$3,940	$3,496
Adjusted gross margin		24.6%	25.1%	24.0%	23.7%

Adjusted SG&A

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Selling, general and administrative expenses ("SG&A") (as reported)		$224	$219	$803	$725
Adjustments to reconcile SG&A to adjusted SG&A:
Divested businesses	(a)	-	-	(1)	(2)
Contingent consideration and compensation	(e)	2	(29)	7	(29)
Amortization of intangible assets	(f)	(32)	(30)	(122)	(113)
Business process transformation costs	(g)	(10)	(6)	(35)	(13)
Corporate executive reorganization	(h)	-	-	(6)	-
Public company registration, listing and compliance	(i)	-	-	-	(5)
Acquisition expenses	(j)	(8)	(8)	(24)	(10)
COVID-19 severance costs at Canadian subsidiaries	(k)	-	-	-	(1)
Adjusted SG&A expenses		$176	$146	$622	$552

Adjusted net revenues	(d)	$1,112	$874	$3,940	$3,496
Adjusted SG&A as a percentage of adjusted net revenues		15.8%	16.7%	15.8%	15.8%

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.
(e)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(f)
Adjustment to reflect the addback of amortization expense.
(g)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(h)
Adjustment to reflect the elimination of severance and related costs resulting from corporate leadership changes.
(i)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(j)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(k)
Adjustment to reflect the elimination of severance costs in Canada related to COVID-19.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Net income (loss) (as reported)		$15	$(22)	$47	$(153)
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net		17	11	60	52
Income tax provision (benefit)		18	4	32	(31)
Depreciation and amortization		48	67	202	263
EBITDA		$98	$60	$341	$131
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a)	-	(2)	(1)	4
Contingent consideration and compensation	(b)	(2)	29	(7)	29
Impairment of goodwill and intangible assets	(c)	-	-	-	193
Business process transformation costs	(d)	10	6	35	13
Corporate executive reorganization	(e)	-	-	6	-
Public company registration, listing and compliance	(f)	-	-	-	5
Acquisition expenses	(g)	9	8	26	10
Inventory step-up	(h)	-	4	-	4
COVID-19 relief at Canadian subsidiaries, net	(i)	-	(2)	(2)	(8)
Loss on extinguishment of debt	(j)	-	-	9	-
Adjusted EBITDA		$115	$103	$407	$381

Adjusted net revenues	(k)	$1,112	$874	$3,940	$3,496
Adjusted EBITDA as a percentage of adjusted net revenues		10.3%	11.8%	10.3%	10.9%

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(d)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)
Adjustment to reflect the elimination of severance and related costs resulting from corporate leadership changes.
(f)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(i)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(j)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(k)
Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Income (loss) before income tax provision (as reported)		$33	$(18)	$79	$(184)
Adjustments to reconcile income (loss) before income tax provision to adjusted income before income tax provision:
Divested businesses	(a)	-	(2)	(1)	4
Amortization of intangible assets	(b)	32	48	127	182
Contingent consideration and compensation	(c)	(2)	29	(7)	29
Impairment of goodwill and intangible assets	(d)	-	-	-	193
Business process transformation costs	(e)	10	6	35	13
Corporate executive reorganization	(f)	-	-	6	-
Public company registration, listing and compliance	(g)	-	-	-	5
Acquisition expenses	(h)	13	8	30	10
Inventory step-up	(i)	-	4	-	4
COVID-19 relief at Canadian subsidiaries, net	(j)	-	(2)	(2)	(8)
Loss on extinguishment of debt	(k)	-	-	9	-
Adjusted income before income tax provision		$86	$73	$276	$248

Income tax provision (benefit) (as reported)		$18	$4	$32	$(31)
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(l)	2	11	26	81
Adjusted income tax provision		$20	$15	$58	$50

Adjusted income before income tax provision		$86	$73	$276	$248
Adjusted income tax provision		20	15	58	50
Adjusted net income		$66	$58	$218	$198

Diluted weighted average shares outstanding (as reported)		225	169	206	169
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(m)	-	7	1	3
Dilutive impact of Series A Preferred Shares	(n)	4	4	4	4
Adjusted diluted weighted average shares outstanding		229	180	211	176

Adjusted diluted EPS		$0.29	$0.33	$1.03	$1.13

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)
Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(c)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(d)
Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(e)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of severance and related costs resulting from corporate leadership changes.
(g)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(h)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(i)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(j)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(k)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(l)
Adjustment to reflect an adjusted effective cash tax rate of 21% for the year ended December 31, 2021 and 20% for the three months and year ended December 31, 2020 (taking into consideration the tax benefits associated with the realization of accelerated depreciation attributable to the approximately $350 million tax asset acquired with the APi Acquisition) applied to resulting adjusted pre-tax income inclusive of the adjustments shown above. The adjustment for the three months ended December 31, 2021 is the amount required to adjust the year period to 21%.
(m)
Adjustment to add the dilutive impact of options, RSUs, and warrants which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(n)
Adjustment for the three months and year ended December 31, 2021 and 2020 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Shares.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)
		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021 (a)	2020 (a)	2021 (a)	2020 (a)
Safety Services
Adjusted net revenues		$569	$440	$2,080	$1,639
Adjusted gross profit		176	144	655	523
Adjusted EBITDA		77	59	291	224

Adjusted gross margin		30.9%	32.7%	31.5%	31.9%
Adjusted EBITDA as a percentage of adjusted net revenues		13.5%	13.4%	14.0%	13.7%

Specialty Services
Adjusted net revenues		$481	$352	$1,653	$1,401
Adjusted gross profit		87	62	267	227
Adjusted EBITDA		60	44	184	170

Adjusted gross margin		18.1%	17.6%	16.2%	16.2%
Adjusted EBITDA as a percentage of adjusted net revenues		12.5%	12.5%	11.1%	12.1%

Industrial Services
Adjusted net revenues		$81	$87	$277	$472
Adjusted gross profit		11	13	22	77
Adjusted EBITDA		6	11	11	64

Adjusted gross margin		13.6%	14.9%	7.9%	16.3%
Adjusted EBITDA as a percentage of adjusted net revenues		7.4%	12.6%	4.0%	13.6%

Total adjusted net revenues before corporate and eliminations	(b)	$1,131	$879	$4,010	$3,512
Total adjusted EBITDA before corporate and eliminations	(b)	143	114	486	458
Adjusted EBITDA as a percentage of adjusted net revenues before corporate and eliminations	(b)	12.6%	13.0%	12.1%	13.0%

Corporate and Eliminations
Adjusted net revenues		$(19)	$(5)	$(70)	$(16)
Adjusted EBITDA		(28)	(11)	(79)	(77)

Total Consolidated
Adjusted net revenues		$1,112	$874	$3,940	$3,496
Adjusted gross profit		274	219	944	827
Adjusted EBITDA		115	103	407	381

Adjusted gross margin		24.6%	25.1%	24.0%	23.7%
Adjusted EBITDA as a percentage of adjusted net revenues		10.3%	11.8%	10.3%	10.9%

Notes:

(a)
Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Safety Services
Safety Services EBITDA		$74	$56	$287	$140
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	-	1	2	5
Impairment of goodwill and intangible assets	(b)	-	-	-	83
Business process transformation	(e)	2	-	3	-
Acquisition expenses	(g)	1	-	1	-
Inventory step-up	(j)	-	4	-	4
COVID-19 relief at Canadian subsidiaries, net	(c)	-	(2)	(2)	(8)
Safety Services adjusted EBITDA		$77	$59	$291	$224
Specialty Services
Specialty Services EBITDA		$62	$15	$193	$95
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	(2)	28	(9)	22
Impairment of goodwill and intangible assets	(b)	-	-	-	52
Acquisition expenses	(g)	-	1	-	1
Specialty Services adjusted EBITDA		$60	$44	$184	$170
Industrial Services
Industrial Services EBITDA		$6	$13	$12	$2
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(d)	-	(1)	(1)	4
Contingent consideration and compensation	(a)	-	(1)	-	-
Impairment of goodwill and intangible assets	(b)	-	-	-	58
Industrial Services adjusted EBITDA		$6	$11	$11	$64
Corporate and Eliminations
Corporate and Eliminations EBITDA		$(44)	$(24)	$(151)	$(106)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation	(e)	8	6	32	13
Divested businesses	(d)	-	(1)	-	-
Contingent consideration and compensation	(a)	-	1	-	2
Public company registration, listing and compliance	(f)	-	-	-	5
Acquisition expenses	(g)	8	7	25	9
Loss on extinguishment of debt	(h)	-	-	9	-
Corporate executive reorganization	(i)	-	-	6	-
Corporate and Eliminations adjusted EBITDA		$(28)	$(11)	$(79)	$(77)

Notes:

(a)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(c)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(d)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(e)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(i)
Adjustment to reflect the elimination of severance and related costs resulting from corporate leadership changes.
(j)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended December 31, 2021			For the Three Months Ended December 31, 2020
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$569	$-	$569	$440	$-		$440
Cost of revenues	393	-	393	313	(13)	(a)	296
					(4)	(c)
Gross profit	$176	$-	$176	$127	$17		$144
Gross margin	30.9%		30.9%	28.9%			32.7%

Specialty Services
Net revenues	$481	$-	$481	$352	$-		$352
Cost of revenues	394	-	394	295	(5)	(a)	290
Gross profit	$87	$-	$87	$57	$5		$62
Gross margin	18.1%		18.1%	16.2%			17.6%

Industrial Services
Net revenues	$81	$-	$81	$95	$(8)	(b)	$87
Cost of revenues	70	-	70	81	(7)	(b)	74
Gross profit	$11	$-	$11	$14	$(1)		$13
Gross margin	13.6%		13.6%	14.7%			14.9%

Corporate and Eliminations
Net revenues	$(19)	$-	$(19)	$(5)	$-		$(5)
Cost of revenues	(19)	-	(19)	(5)	-		(5)

Total Consolidated
Net revenues	$1,112	$-	$1,112	$882	$(8)	(b)	$874
Cost of revenues	838	-	838	684	(7)	(b)	655
					(18)	(a)
					(4)	(c)
Gross profit	$274	$-	$274	$198	$21		$219
Gross margin	24.6%		24.6%	22.4%			25.1%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Year Ended December 31, 2021				For the Year Ended December 31, 2020
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$2,080	$-		$2,080	$1,639	$-		$1,639
Cost of revenues	1,426	(1)	(a)	1,425	1,174	(54)	(a)	1,116
						(4)	(c)
Gross profit	$654	$1		$655	$465	$58		$523
Gross margin	31.4%			31.5%	28.4%			31.9%

Specialty Services
Net revenues	$1,653	$-		$1,653	$1,401	$-		$1,401
Cost of revenues	1,390	(4)	(a)	1,386	1,189	(15)	(a)	1,174
Gross profit	$263	$4		$267	$212	$15		$227
Gross margin	15.9%			16.2%	15.1%			16.2%

Industrial Services
Net revenues	$277	$-		$277	$563	$(91)	(b)	$472
Cost of revenues	255			255	484	(89)	(b)	395
Gross profit	$22	$-		$22	$79	$(2)		$77
Gross margin	7.9%			7.9%	14.0%			16.3%

Corporate and Eliminations
Net revenues	$(70)	$-		$(70)	$(16)	$-		$(16)
Cost of revenues	(70)	-		(70)	(16)	-		(16)

Total Consolidated
Net revenues	$3,940	$-		$3,940	$3,587	$(91)	(b)	$3,496
Cost of revenues	3,001	(5)	(a)	2,996	2,831	(89)	(b)	2,669
						(69)	(a)
						(4)	(c)
Gross profit	$939	$5		$944	$756	$71		$827
Gross margin	23.8%			24.0%	21.1%			23.7%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Year Ended December 31,
		2021	2020
Net cash provided by operating activities (as reported)		$182	$496
Less: Purchases of property and equipment		(55)	(38)
Free cash flow		$127	$458
Add (deduct): Cash payments (sources) related to following items:
Divested businesses	(a)	-	(15)
Contingent compensation	(b)	20	19
Business process transformation costs	(c)	35	13
Public company registration, listing and compliance	(d)	-	5
Acquisition expenses	(e)	24	10
COVID-19 relief at Canadian subsidiaries, net	(f)	(2)	(8)
Payroll tax deferral	(g)	19	(39)
Adjusted free cash flow		$223	$443

Adjusted EBITDA	(h)	$407	$381
Adjusted free cash flow conversion		54.8%	116.3%

Notes:

(a)
Adjustment to reflect the elimination of operating cash and purchases of property and equipment related to businesses divested and classified as held-for-sale.
(b)
Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of operating cash used for non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(d)
Adjustment to reflect the elimination of operating cash used for public company registration, listing and compliance costs.
(e)
Adjustment to reflect the elimination of potential and completed acquisition-related costs.
(f)
Adjustment to reflect the elimination of cash received in Canada for COVID-19 relief, net of severance costs paid, not expected to continue or recur.
(g)
Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid, Relief and Economic Security (CARES) Act. During the first quarter of 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was passed, allowing the Company to defer the payment of the employer’s share of Social Security taxes until December 2021 and December 2022. In December 2021, payments were made on a portion of the amount deferred in 2020.
(h)
Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.